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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Biomet, Inc. (the Registrant; Indiana corporation)

Domestic subsidiaries:

          OEC Ltd., Inc. (Delaware corporation)
          Biomet Acquisition Corp. (Delaware corporation)
          Biomet International, Inc. (Virgin Islands corporation)
          Biomet Investment Corp. (Delaware corporation)
          Electro-Biology, Inc. (Delaware corporation)
          EBI Holding, Inc. (Delaware corporation)
          EBI Medical Systems, Inc. (Delaware corporation)
          Arthrotek, Inc. (Indiana corporation)
          BHC Laboratories, Inc. (Delaware corporation)
          Vascu-Med, Inc. (Indiana corporation)
          Poly-Medics, Inc. (Indiana corporation)
          Walter Lorenz Surgical, Inc. (Florida corporation)
          Polymers Reconstructive A/S (Danish corporation)

Foreign subsidiaries:

          Biomet Ltd. (U.K. corporation)
          Effner Biomet GmbH (German corporation)
          Biomet SpA (Italian corporation)
          EBI Medical Systems Ltd. (U.K. corporation)
          Biomet Ltda. (Brazilian corporation)

Each subsidiary is wholly-owned by its immediate parent, except for the following: BHC Laboratories, Inc. of which Biomet, Inc. owns 50% of the outstanding shares; Polymers Reconstructive A/S of which Biomet, Inc. owns 51% of the outstanding shares; and Biomet SpA of which Biomet Ltd. owns 51% of the outstanding shares.